Exhibit (f)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-273783 on Schedule B of our report dated March 7, 2025, relating to the financial statements of Oesterreichische Kontrollbank Aktiengesellschaft appearing in this Annual Report on Form 18-K for the year ended December 31, 2024.

/s/ Deloitte Audit Wirtschaftsprüfungs GmbH

Vienna, Austria

Date: April 15, 2025